EXHIBIT 4.l
                                                                -----------


                    AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of March 1, 2001, between FIRST NATIONAL BANCORP, INC., an Illinois corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK (the "Rights Agent"), amending the Rights Agreement, dated as of November 14, 1996 between the Company and the Rights Agent (the "Rights Agreement").

                                 W I T N E S S E T H
                                 - - - - - - - - - -

                    WHEREAS, the Board of Directors of the Company has approved an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Bank of Montreal, a chartered bank of Canada ("BMO"), and Bankmont Financial Corp., ("BFC"), a Delaware corporation and a wholly owned subsidiary of BMO, providing for the affiliation of the Company with BMO through the merger of the Company with and into BFC (the "Merger");

                    WHEREAS, the Board of Directors of the Company has determined that the Merger is fair to and in the best interests of the Company and its stockholders;

                    WHEREAS, the willingness of BMO and BFC to enter into the Merger Agreement is conditioned on, among other things, the amendment of the Rights Agreement on the terms set forth herein;

                    WHEREAS, Section 27 of the Rights Agreement provides that, among other things, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of the Rights; and

                    WHEREAS, the Board of Directors of the Company has approved an amendment to the Rights Agreement in the form hereof on February 23, 2001;

                    NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

                    1. Section 1 of the Rights Agreement is hereby amended by adding the following definitions thereto:

                    "BFC" shall mean Bankmont Financial Corp., a
               Delaware corporation and a wholly owned subsidiary of BMO.

          "Merger" shall mean the merger of the Company with and into BFC as contemplated by the Merger Agreement.





                    "Merger Agreement" shall mean the Agreement and
               Plan of Merger, dated as of March 1, 2001, by and among BMO, BFC and the Company, as the same may be amended in accordance with the terms thereof.

                    "Option" shall mean the stock option granted to
               BMO by the Company pursuant to the Share Option
               Agreement.

                    "Share Option Agreement" shall mean the Share
               Option Agreement, dated as of March 1, 2001, by and between BMO and the Company, as the same may be amended in accordance with the terms thereof.

                    "BMO" shall mean Bank of Montreal, a chartered
               bank of Canada.

                    "Voting Agreement" shall mean the Voting Agreement
               dated as of March 1, 2001, by and between BMO, on the one hand, and certain of the Company's shareholders on the other, as the same may be amended by the terms thereof.

          The subsections of Section 1 of the Rights Agreement shall be relettered to take into account and properly reference in alphabetical order the additions set forth above.

                    2. Section 1(a) of the Rights Agreement (before the relettering contemplated by this Amendment) is hereby amended by adding to the end thereof the following:

                    "Notwithstanding anything to the contrary
               contained herein, neither BMO nor BFC shall be or become an "Acquiring Person" (and no Stock Acquisition Date shall occur) as a result of (i) the announcement of the Merger or grant of the Option, or (ii) the execution of the Merger Agreement, the Share Option Agreement or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option or the consummation of the transactions contemplated by the Share Option Agreement, the Merger Agreement (including, without limitation, the Merger) or the Voting Agreement."

                    3. Section 3(a) of the Rights Agreement is hereby amended by adding to the end thereof the following:

                    "Notwithstanding anything to the contrary
               contained herein, no Distribution Date shall occur as a result of (i) the announcement of the Merger or grant of the Option, or (ii) the execution of the Merger Agreement, the Share Option Agreement or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the





               Option or the consummation of the transactions contemplated by the Share Option Agreement, the Merger Agreement (including, without limitation, the Merger) or the Voting Agreement, and no Distribution Date will, in any event, occur prior to the earlier of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement."

                    4. Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

                    "Except as otherwise provided herein, the Rights
               shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the rights are exercised, at any time which is both after the Distribution Date and prior to the time (the "Expiration Date") that is the earliest of (i) the Close of Business on November 14, 2006 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of such herein referred to as the "Expiration Date") or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof."

                    5. Section 11 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                    "(p) Notwithstanding anything to the contrary
               contained herein, the provisions of this Section 11 will not apply to or be triggered by (i) the announcement of the Merger or grant of the Option, or
               (ii) the execution of the Merger Agreement, the Share Option Agreement or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option in accordance with its terms or the consummation of the transactions contemplated by the Share Option Agreement, the Merger Agreement (including, without limitation, the Merger) or the Voting Agreement."





                    6. Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

                    "(f) Notwithstanding anything to the contrary
               contained herein, the provisions of this Section 13 will not apply to or be triggered by the execution of the Merger Agreement, Share Option Agreement or the Voting Agreement (or any amendments thereto in accordance with the terms thereof) or the grant or exercise of the Option or the consummation of the transactions contemplated by the Share Option Agreement, the Merger Agreement (including, without limitation, the Merger) or the Voting Agreement."

                    7. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Amendment No. 1.

                    8. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended by this Amendment No. 1.

                    9. Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                    10. This Amendment No. 1 shall be effective as of, and immediately prior to, the execution and delivery of the Merger Agreement.

                    11. This Amendment No.1 shall be deemed to be a contract made under the laws of the State of Illinois and for all purposes will be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                    12. Exhibits B and C to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment No. 1.

                    13. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                         ***





                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed, all as of the day and year first above written.


                                        FIRST NATIONAL BANCORP, INC.


                                        By   /s/ Albert G. D'Ottavio
                                             -----------------------------

                                        Its  President and Chief Operating
                                               Officer

                                        HARRIS TRUST AND SAVINGS BANK,
                                        as Rights Agent


                                        By   /s/ Elliot Little
                                             -----------------------------
                                             Its Vice President